UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 3, 2006

CHINA MEDIA NETWORKS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-27084	86-0214815
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

237 Cedar Hill Street

Marlboro, MA 01752

(Address of principal executive offices) (Zip Code)

(508) 597-6300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 3, 2006, China Media Networks International, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Vicis Capital Master Fund, one of its existing shareholders. Pursuant to the Purchase Agreement, the Company sold to Vicis Capital Master Fund a convertible note in the original principal amount of $300,000 and 300,000 shares of the Company’s common stock, par value $0.0001 per share, in exchange for $300,000.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Purchase Agreement, on May 3, 2006, the Company issued 300,000 shares of its common stock, par value $.0001 per share, and a convertible note in the principal amount of $300,000 to Vicis Capital Master Fund, one of its existing shareholders. The Company received $300,000 as consideration for the convertible note and the 300,000 shares of common stock. The convertible note shall convert into a convertible senior secured debenture if the Company completes a convertible debt financing for an aggregate sales price of not less than $1,500,000. The convertible senior secured debenture, if so issued, is convertible into an additional 1,000,000 shares of common stock of the Company. The Company relied upon Rule 506 of Regulation D of the Securities Act of 1933, as amended, for the issuance of the convertible note and shares of common stock.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2006

China Media Networks International, Inc.

By:	/s/ Brian Lesperance
Name:	Brian Lesperance
Title:	President and Treasurer